Sub-Item 77Q1(d): Copies of Amendments to Sub-Item 77I
Effective August 30, 2013, the Goldman Sachs Multi-Asset Real Return Fund commenced offering Class A, Class C, Institutional, Class IR and Class R Shares. The terms of the Class A, Class C, Institutional, Class IR and
Class R Shares for the Fund are described in Post-Effective Amendment No.
364 to the Registrants Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on August 16, 2013 (Accession No. 0001193125-13-338246). Amendment No. 70 dated February 12, 2013 to the
Trusts Agreement and Declaration of Trust, dated January 28, 1997, which established Class A, Class C, Institutional, Class IR and Class R Shares for the Fund (formerly, Goldman Sachs Inflation Sensitive Fund), is incorporated herein by reference to Exhibit (a)(71) to Post-Effective Amendment No. 348 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on February 28, 2013 (Accession No. 0001193125-13-083773). Amendment No. 72 dated June 13, 2013 to the Trusts
Agreement and Declaration of Trust dated January 28, 1997 (referred to in Sub-Item 77Q1(a) above) renamed the Fund to its present name.